Exhibit 99.1

News Release For further information, please contact:

5790 Widewaters Parkway, DeWitt, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

COMMUNITY FINANCIAL SYSTEM, INC. ANNOUNCES
INVESTMENT IN Leap Holdings, Inc.

SYRACUSE, N.Y. — September 8, 2025 — Community Financial System, Inc. (NYSE: CBU) (the “Company”) announced that it has made a minority investment in Leap Holdings, Inc., a Delaware corporation (“Leap”). The Company acquired approximately $37,350,000 in various classes of preferred and common stock. This investment will complement the Company’s existing insurance services business and continues to underscore the Company’s commitment to scale as a diversified financial services company.

Leap’s wholly owned subsidiary, Leap Insurance Agency, LLC, is a category defining tech-first managing general agent (“MGA”) providing insurance solutions for the rental housing sector. Leap’s products enable housing operators to reduce risk, accelerate leasing, and expand accessibility across their portfolios. Its flagship offerings include Agile Rent Guaranty, where Leap acts as a co-signer for renters, and Leap Deposit Replacement, which replaces traditional security deposits with low monthly payments. Both solutions are backed by an insurance company capacity rated A- (Excellent) by A.M. Best, provided via the Accelerant Risk Exchange. Since launching in 2018, Leap has experienced rapid, sustained growth.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $16 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 68 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://communityfinancialsystem.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-look statements relate to the future and are based on the current beliefs and expectations of the Company’s management, they are subject to inherent risks and uncertainties that are difficult to predict and many of which are outside of our control. Actual results may differ from those set forth in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following factors, among others, could cause the actual results of the Company’s operations to differ materially from its expectations: the actual results of Leap’s business and the growth of the Insurtech market; the macroeconomic and other challenges and uncertainties related to or resulting from current and future economic and market conditions, including the effects on commercial real estate and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, tariffs and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on the Company’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from the Company’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on the Company’s website at https://communityfinancialsystem.com and on the SEC’s website at https://sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.